EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS


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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Continental Airlines, Inc. for the registration of $400,000,000 in debt securities and to the incorporation by reference therein of our reports dated February 10, 1997, with respect to the consolidated financial statements and schedules of Continental Airlines, Inc. included in its Annual Report (form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                                   /s/ ERNST & YOUNG LLP


Houston, Texas
June 11, 1997